Exhibit 16.1

June 8, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    INX Inc.
File No. 1-31949

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of INX Inc. dated June 8, 2009, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/GRANT THORNTON LLP